Exhibit 10.10

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is made and entered into effective as of February 24, 2009, by and between Forward Air Corporation, a corporation organized under the laws of the State of Tennessee (the “Company”), and Bruce A. Campbell (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement, effective as of October 30, 2007 (the “Employment Agreement”);

WHEREAS, the Employment Agreement was amended by the Amendment to the Employment Agreement dated December 30, 2008 (hereinafter the “First Amendment”);

WHEREAS, section 11(c) of the Employment Agreement specifies that the Employment Agreement may be amended only by an instrument in writing signed by the parties;

For and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1.	Section 4 is hereby amended in its entirety to read as follows:

TERM. The term of this Agreement shall be for a fixed period from the date of its execution by both parties until 5:00 p.m. on December 31, 2012.

2.           In all other respects, the Employment Agreement, as amended by the First Amendment, is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first written above.

By:	/s/ Bruce A. Campbell
Bruce A. Campbell
FORWARD AIR CORPORATION

By:	/s/ Rodney L. Bell
Rodney L. Bell
Its:	Chief Financial Officer, Senior
Vice President and Treasurer